EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation in this Registration Statement on Form 10-K of our report dated May 31, 2005, with respect to the financial statements of Interplay Entertainment Corp. for the year ended December 31, 2004. The undersigned also consents to the references to the undersigned under the heading "Experts" in such Registration Statement.




/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
April 9, 2007